EXHIBIT 10.3

FOURTH AMENDMENT

TO THE

ZIONS BANCORPORATION PAYSHELTER 401(k)

AND EMPLOYEE STOCK OWNERSHIP PLAN

This Fourth Amendment to the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan (the “Plan”) is made and entered into this 18th day of March, 2005, by Zions Bancorporation Benefits Committee for and on behalf of Zions Bancorporation, hereinafter referred to as the “Employer.”

W I T N E S S E T H:

WHEREAS, Zions Bancorporation (the “Employer”) has heretofore entered into the Plan, which Plan has been amended and restated in its entirety effective for the Plan Year commencing on January 1, 2003, and for all Plan Years thereafter, and

WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part; and

WHEREAS, Zions Bancorporation Benefits Committee, for and on behalf of Zions Bancorporation and consistent with the power and authority granted to it, now desires to amend the Plan to conform to the requirements of IRC §401(a)(31)(B) (providing for automatic rollovers from qualified plans on cash-out distributions over $1,000); and

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the Employer adopts the following amendments to the Plan as follows (amended language is marked in bold italics):

1. Section 9.03 is amended by adding the following sentence at the end thereof:

For all distributions commencing on or after March 28, 2005, the five thousand dollar ($5,000) threshold amount in this Section shall be reduced to one thousand dollars ($1,000).

2. Section 11.03 is amended by adding the following sentence at the end thereof:

For all distributions commencing on or after March 28, 2005, the five thousand dollar ($5,000) threshold amount in this Section shall be reduced to one thousand dollars ($1,000).

3. This Fourth Amendment shall be effective March 28, 2005, and for Plan Years commencing after that date.

4. In all other respects the Plan is ratified and approved.

IN WITNESS WHEREOF, Zions Bancorporation Benefits Committee has caused this Fourth Amendment to the Plan to be duly executed as of the date and year first above written.

ZIONS BANCORPORATION BENEFITS COMMITTEE

By:	/S/ DIANA M. ANDERSEN
Diana M. Andersen Vice President

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